UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              June 29, 2005

Date of Report (Date of earliest event reported)

          BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 N. DESERT DRIVE
TEMPE, ARIZONA
                                        85281

(Address of Principal Executive Offices) (Zip Code)

                              (602) 389-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURES

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On June 29, 2005, we received a letter from the staff of The Nasdaq Stock Market stating that the staff believes that we did not comply with the stockholder approval requirements set forth in Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) with respect to the private placement of certain of our 7% convertible debentures and warrants in April 2005 as a result of certain features of those debentures and warrants.

     In its letter, the staff stated that we failed to comply with Nasdaq shareholder approval requirements because the total potential issuance upon conversion of the debentures and exercise of the warrants is greater than 20% of our total shares outstanding pre-transaction at a price less than the greater of our book value or market value, which required us to obtain shareholder approval prior to these issuances. The staff of the Nasdaq National Market has asked us to provide a specific plan to achieve and sustain compliance with the Nasdaq rules by July 14, 2005.

     We are in the process of making the necessary revisions to the debentures and warrants in a manner that we believe will resolve the issue.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIAN CORPORATION
Date: July 6, 2005	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Vice President and Chief Financial Officer